UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2021

CIM Income NAV, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-55187

Maryland		27-3147801
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Introductory Note
This Current Report on Form 8-K is being filed by CIM Income NAV, Inc. (“CIM Income NAV” or the “Company”) in connection with the completion on December 16, 2021 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 21, 2021 (the “Merger Agreement”), by and among CIM Real Estate Finance Trust, Inc. (“CMFT”), Cypress Merger Sub, LLC, a wholly owned subsidiary of CMFT (“Merger Sub”), and CIM Income NAV. Pursuant to the Merger Agreement, on the Closing Date, the Company merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of CMFT. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of CIM Income NAV ceased.

Item 1.02	Termination of a Material Definitive Agreement.
Pursuant to the Termination Agreement, dated as of September 21, 2021 (the “Termination Agreement”), by and among the Company, CIM Income NAV Operating Partnership, LP (the “Operating Partnership”) and CIM Income NAV Management, LLC (the “Advisor”), the Second Amended and Restated Advisory Agreement, dated as of November 27, 2018, by and among the Company, the Operating Partnership and the Advisor (the “Advisory Agreement”) terminated at the effective time of the Merger except as otherwise set forth in the Termination Agreement. Pursuant to the Termination Agreement, the Advisor waived any “Performance Fee” (as defined in the Advisory Agreement) it otherwise would have been entitled to receive pursuant to the Advisory Agreement related to the Merger.
The foregoing description of the Termination Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Completion of Merger with CMFT
On the Closing Date, the Company and CMFT completed the Merger previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 22, 2021, pursuant to the Merger Agreement.
At the effective time of the Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of CIM Income NAV’s Class D common stock, $0.01 par value per share (the “Class D Common Stock”), was converted into the right to receive 2.574 shares of CMFT’s common stock, $0.01 par value per share (the “CMFT Common Stock”), each issued and outstanding share of CIM Income NAV’s Class T common stock, $0.01 par value per share (the “Class T Common Stock”), was converted into the right to receive 2.510 shares of CMFT Common Stock, each issued and outstanding share of CIM Income NAV’s Class S common stock, $0.01 par value per share (the “Class S Common Stock”), was converted into the right to receive 2.508 shares of CMFT Common Stock, and each issued and outstanding share of CIM Income NAV’s Class I common stock, $0.01 par value per share (the “Class I Common Stock” and, together with the Class D Common Stock, Class T Common Stock and Class S Common Stock, the “CIM Income NAV Common Stock”), was converted into the right to receive 2.622 shares of CMFT Common Stock, in each case, subject to the treatment of fractional shares in accordance with the Merger Agreement (the “Merger Consideration”). At the effective time of the Merger, each issued and outstanding share of CIM Income NAV Common Stock granted under the Company’s 2018 Equity Incentive Plan, whether vested or unvested, was cancelled in exchange for an amount equal to the Merger Consideration for the applicable share class.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Combined Company
The combined company after the Merger (the “Combined Company”) retains the name “CIM Real Estate Finance Trust, Inc.” The Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

Item 3.03	Material Modification to Rights of Security Holders.
As a result of and at the effective time of the Merger, holders of CIM Income NAV Common Stock immediately prior to such time ceased having any rights as stockholders of the Company (other than their right to receive the Merger Consideration for the applicable share class under the Merger Agreement).

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 in its entirety.

Item 5.01	Changes in Control of Registrant.
As a result of and at the effective time of the Merger, a change in control of the Company occurred and the Company merged with and into Merger Sub and the separate corporate existence of the Company ceased.
The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As a result of the Merger and pursuant to the Merger Agreement, the Company ceased to exist and Merger Sub continued as the surviving company in the Merger. All members of the board of directors of the Company ceased to be directors at the effective time of the Merger by operation of the Merger. The departure of the directors was in connection with the Merger and was not due to any disagreement or dispute with the Company on any matter.
The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 14, 2021, in connection with the Merger, the Company’s stockholders approved Articles of Amendment to the charter of the Company (the “Articles of Amendment”) to remove certain provisions related to roll-up transactions (and the associated definitions) from the Company’s charter. On December 15, 2021, the Company filed the Articles of Amendment with the State Department of Assessments and Taxation of Maryland, and the Articles of Amendment became effective upon filing.
The foregoing description of the Articles of Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment. A copy of the Articles of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On December 14, 2021, the Company held a special meeting of its stockholders (the “Special Meeting”), at which its stockholders were asked to consider and vote on (i) a proposal to approve the Merger, (ii) a proposal to approve the Articles of Amendment, and (iii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Merger or the proposal to approve the Articles of Amendment.
On November 4, 2021, the Company filed with the SEC a definitive proxy statement and related materials pertaining to the Merger and the Special Meeting, which describe in detail each of the proposals submitted to the Company’s stockholders to be voted on at the Special Meeting.
At the Special Meeting, there were present, in person or by proxy, stockholders holding an aggregate of 17,099,553.12 shares of CIM Income NAV Common Stock, representing approximately 58.25% of the total number of 29,357,364 shares of CIM Income NAV Common Stock issued and outstanding as of November 1, 2021, the record date for the Special Meeting, and entitled to vote at the Special Meeting.
The final results of the following matters voted on at the Special Meeting are set forth below, excluding any shares beneficially held by certain affiliates as required by the Merger Agreement. No broker non-votes were cast.

	For	Against	Abstain
Approval of Merger	15,975,276.08	229,072.75	895,204.29
Approval of the Articles of Amendment	15,730,525.85	273,742.41	1,095,284.86
In addition, as reflected above, the Company’s stockholders approved the Articles of Amendment. Because the affirmative vote of the holders of a majority of the shares of CIM Income NAV Common Stock entitled to be cast to approve each of the Merger and the Articles of Amendment was achieved, the proposal to adjourn the Special Meeting to solicit additional proxies in favor of such proposals was not necessary or appropriate and, therefore, not called.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of September 21, 2021, by and among CIM Real Estate Finance Trust, Inc., Cypress Merger Sub, LLC and CIM Income NAV, Inc. (incorporated by reference to Exhibit 2.1 to CIM Income NAV, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2021).

3.1	Articles of Amendment of the Second Articles of Amendment and Restatement of CIM Income NAV, Inc., filed on December 15, 2021.

10.1
Termination Letter Agreement, dated as of September 21, 2021, by and among CIM Income NAV, Inc., CIM Income NAV Operating Partnership, LP, and CIM Income NAV Management, LLC (incorporated by reference to Exhibit 10.1 to CIM Income NAV, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2021). (incorporated by reference to Exhibit 10.1 to CIM Income NAV, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2021	CYPRESS MERGER SUB, LLC As successor by merger to CIM Income NAV, Inc.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)